UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 29, 2010

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah

0-13316

87-0395567

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation or organization)

File No.)

Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047

(Address of principal executive offices, including zip code)

(801) 562-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement.

On July 30, 2010, Broadcast International, Inc. (the “Company”) amended its 6.25% senior secured convertible promissory note (“Note”) and related warrants as explained in the Form 8-k filed July 30, 2010. The amendment provided in part that the Company complete a capital raise by September 30, 2010.  The due date for having the additional capital raised was further extended by amendment dated September 27, 2010 to October 31, 2010, and by a further amendment dated October 29, 2010. The following summary of the October 29th Amendment is not necessarily complete and is qualified in its entirety by reference to the complete text of the agreement , which is included as an exhibit to this Current Report on Form 8-K.

The Company entered into an extension and amendment agreement dated as of October 29, 2010 with the holder of its 6.25% senior secured convertible promissory note, which provided; (i) the definition of a “Qualified Financing Transaction” was amended to mean a capital raise of $8,000,000, approximately $2.5 million of which has been raised; (ii) in the event of the completion of the required capital raise, the conversion price of the  Note shall be reduced to an amount equal to 150% of the lowest price at which Company common stock is sold during calendar year 2010; (iii) paragraph 9 of the 6.25% senior secured convertible promissory note entitled “Company Redemption Right” was deleted in its entirety; (iv) in the event of the completion of the required capital raise, the exercise price of the Warrants shall be reduced to an amount equal to 150% of the lowest price at which Company common stock is sold during calendar year 2010; (v) in the event of the completion of the required capital raise the number of warrants will be increased as provided in the 6.25% senior secured convertible promissory note; and (vi) the Expiration Date of the warrants was amended to December 30, 2013.  The amendment is conditioned upon the Company raising at least $8,000,000 of gross proceeds from the sale of its equity securities by December 3, 2010, approximately $2,500,000 of which has been currently received or committed by investors.  If the additional funding is not completed by December 3, 2010, certain provisions of the prior amendments will be void in that the Maturity Date will revert back to December 21, 2010, the conversion price becomes the lowest price at which equity securities have been sold, the exercise price becomes the lowest price at which equity securities have been sold, and the number of warrants then outstanding will be determined by the original purchase documents and the Company will not have an obligation to maintain a balance of cash and marketable securities equal to $950,000 .

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits:

10.1-

Fourth Amendment and Extension Agreement dated October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:   /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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